UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 11, 2017

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134-1376
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

EXPLANATORY NOTE

Brocade Communications Systems, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to the Current Report on Form 8-K, which was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 12, 2017 (the “Original Form 8-K”), to update disclosures made under Item 5.07 regarding the nonbinding advisory vote to approve the frequency of future advisory votes on named executive officer compensation.

Except for the foregoing, this Amendment does not amend the Original Form 8-K in any way and does not modify or update any other disclosures contained in the Original Form 8-K. Accordingly, this Amendment should be read in conjunction with the Original Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Form 8-K, at the annual meeting of stockholders held on April 11, 2017 (the “Annual Meeting”), the Company’s stockholders cast the highest number of votes for voting on an annual basis, compared to every two or three years, with regard to the nonbinding advisory vote regarding the frequency of future advisory votes on named executive officer compensation. In accordance with this result and its previous recommendation (as set forth in the definitive proxy statement for the Annual Meeting filed with the SEC on February 23, 2017), the Board of Directors determined that the Company will hold annual nonbinding advisory votes on named executive officer compensation until the next required vote on the frequency of future advisory votes on named executive officer compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: June 7, 2017	By:	/s/ Ellen A. O’Donnell
Ellen A. O’Donnell
Senior Vice President, General Counsel and Corporate Secretary